        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY __, 1999
                                         REGISTRATION STATEMENT NO. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ------------------------

                       NETSCAPE COMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ------------------------

            DELAWARE                                         94-3200270
-------------------------------                          -------------------
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

        501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA       94043
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)
                             ------------------------

                                   ATWEB, INC.
                                 1997 STOCK PLAN
                            (FULL TITLE OF THE PLANS)
                             ------------------------

                                 ROBERTA R. KATZ
                        EXECUTIVE VICE PRESIDENT, GENERAL
                              COUNSEL AND SECRETARY
                       NETSCAPE COMMUNICATIONS CORPORATION
                            501 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA  94043
                                  (650) 254-1900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                             ------------------------

                                     COPY TO:
                              LARRY W. SONSINI, ESQ.
                            JAMES N. STRAWBRIDGE, ESQ.
                              JON C. GONZALES, ESQ.
                         WILSON SONSINI GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                             PALO ALTO, CA 94304-1050
                                  (650) 493-9300
                             ------------------------

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM           AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED         PER SHARE (3)           PRICE(4)                 FEE(4)
------------------------------------------------------------------------------------------------------------------------
 AtWeb, Inc. 1997 Stock Plan (1)(2)   229,516 shares            $     .48          $ 110,167.68              $   30.63
 Common Stock, $.0001 par value       446,564 shares            $     .44          $ 196,488.16              $   54.62
                                        1,721 shares            $   22.92          $  39,445.32              $   10.97

 TOTAL:                               677,801 shares                                                         $   96.22
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to an Agreement and Plan of Reorganization dated as of November 10, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization dated as of December 4, 1998 (collectively, the "AtWeb Reorganization Agreement"), among the Registrant, Fifi Acquisition Corporation and AtWeb, Inc. ("AtWeb"), the Registrant assumed all of the outstanding options to purchase common stock of AtWeb under the 1997 Stock Plan (the "AtWeb Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each AtWeb Assumed Option to reflect the ratio at which the common stock of AtWeb was converted into common stock of the Registrant under the AtWeb Reorganization Agreement.
(2) Includes associated rights to purchase shares of Series A Preferred Stock, par value $.0001 per share, of the Registrant.
(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices.
(4) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                        PART I


INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.        PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.        REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1998 and July 31, 1998 filed pursuant to the Exchange Act;

     (c) The Registrant's Current Report on Form 8-K filed on November 25, 1998 pursuant to the Exchange Act;

     (d) The Registrant's Current Report on Form 8-K filed on December 7, 1998 pursuant to the Exchange Act;

     (e) The Registrant's Current Report on Form 8-K filed on January 8, 1999 pursuant to the Exchange Act;

     (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on June 23, 1995, as amended by the Registrant's Registration Statement on Form 8-A/A filed on August 4, 1995 pursuant to the Exchange Act (File No. 0-26310);

     (g) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 7, 1998 pursuant to the Exchange Act; and

     (h)    All other documents filed by the Registrant pursuant to
            Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The indemnification agreements do not require the Registrant to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreements, the Registrants's Amended and Restated Bylaws or any statute or law. Under the indemnification agreements and Sections 102 and 145 of the Delaware General Corporation Law, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreements, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) for any expenses incurred by the indemnified party with respect to any proceeding brought by the Registrant to enforce or interpret the indemnification agreements if a court determines that each of such defenses asserted by the indemnified party in such action was made in bad faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act and related laws; (v) on account of the indemnified party's acts or omissions which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        INDEX TO EXHIBITS.

   Exhibit
    Number                    Description of Document
  -----------  ----------------------------------------------------------------
     4.1*      Specimen Certificate representing the Common Stock of the
               Registrant
     4.2**     Amended and Restated Certificate of Incorporation of Registrant
     4.3***    Amended and Restated Bylaws of Registrant
     4.4****   Preferred Shares Rights Agreement, dated as of November 23, 1998 between Netscape Communications Corporation and BankBoston, N.A.,
               including the Certificate of Designation, the form of Rights
               Certificate and the Summary of Rights attached thereto as
               Exhibits A, B and C, respectively
     4.5       AtWeb, Inc. 1997 Stock Plan
     4.6       Form of AtWeb, Inc. Stock Option Agreement
     5.1       Opinion of Counsel as to legality of securities being registered
     23.1      Consent of Ernst & Young LLP, Independent Auditors
     23.2      Consent of Counsel (contained in Exhibit 5.1)


                                         -4-

   Exhibit
    Number                    Description of Document
  -----------  ----------------------------------------------------------------
     24.1      Powers of Attorney (included as part of the signature page of this registration statement)

--------------------
* Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-93862) and incorporated herein by reference.
** Incorporated by reference to Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1995.
*** Incorporated by reference to Exhibit 3.(ii) to the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996.
**** Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report
     on Form 8-K filed with the Commission   on December 7, 1998.

ITEM 9.     UNDERTAKINGS.


(a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 22nd day of January, 1999.

                                   NETSCAPE COMMUNICATIONS CORPORATION

                                   By :    /s/ Peter L.S. Currie
                                       -----------------------------------------
                                             Peter L.S. Currie
                                             Executive Vice President and
                                             Chief Administrative Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Barksdale, Roberta R. Katz and Peter L.S. Currie jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the 22nd day of January 1999 in the capacities indicated.


        Signatures                                Title

  /s/ James L. Barksdale   President, Chief Executive Officer (PRINCIPAL
 ------------------------  EXECUTIVE OFFICER)
    James L. Barksdale     and Director

 /s/  Peter L.S. Currie    Executive Vice President and Chief Administrative
 ------------------------  Officer
      Peter L.S. Currie    (PRINCIPAL FINANCIAL OFFICER)

 /s/  Noreen G. Bergin     Senior Vice President, Finance and Corporate
 ------------------------  Controller
      Noreen G. Bergin     (PRINCIPAL ACCOUNTING OFFICER)

 /s/  James H. Clark       Chairman of the Board of Directors
 ------------------------
      James H. Clark

 /s/  Marc L. Andreessen   Executive Vice President, Products and Director
 ------------------------
      Marc L. Andreessen

 /s/  Eric A. Benhamou     Director
 ------------------------
      Eric A. Benhamou

 /s/  L. John Doerr        Director
 ------------------------
      L. John Doerr

 /s/  William V. Campbell  Director
 ------------------------
      William V. Campbell

                                  INDEX TO EXHIBITS

   Exhibit
    Number                         Description of Document
  -----------  ----------------------------------------------------------------
     4.1*      Specimen Certificate representing the Common Stock of the
               Registrant
     4.2**     Amended and Restated Certificate of Incorporation of Registrant
     4.3***    Amended and Restated Bylaws of Registrant
     4.4****   Preferred Shares Rights Agreement, dated as of November 23, 1998 between Netscape Communications Corporation and BankBoston, N.A.,
               including the Certificate of Designation, the form of Rights
               Certificate and the Summary of Rights attached thereto as
               Exhibits A, B and C, respectively
     4.5       AtWeb, Inc. 1997 Stock Plan
     4.6       Form of AtWeb, Inc. Stock Option Agreement
     5.1       Opinion of Counsel as to legality of securities being registered
     23.1      Consent of Ernst & Young LLP, Independent Auditors
     23.2      Consent of Counsel (contained in Exhibit 5.1)
     24.1      Powers of Attorney (included as part of the signature page of this registration statement)

--------------------
* Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-93862) and incorporated herein by reference.
** Incorporated by reference to Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1995.
*** Incorporated by reference to Exhibit 3.(ii) to the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996.
**** Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 7, 1998.